UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2007

EUOKO, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51163

(Commission File Number)

98-0371180

(IRS Employer Identification No.)

Suite 314 – 837 West Hastings Street, Vancouver, British Columbia V6C 3N6

(Address of principal executive offices and Zip Code)

604-684-6412

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 31, 2007 a majority of our shareholders voted in favor of amending our Articles of Incorporation to include a new class of shares. The shareholders approved the creation of 100,000,000 preferred shares with a par value of $0.001. In addition, the shareholders also gave the directors the right to fix the designations, rights, preferences or other variations of each class or series within each class of capital stock of our company.

On June 22, 2007, the Nevada Secretary of State accepted for filing a Certificate of Amendment to Articles of Incorporation in connection with the creation of the new class of shares approved by our shareholders.

Our capital stock now consists of 130,000,000 shares of common stock with a par value of $0.001 and 100,000,000 Preferred Shares with a par value of $0.001.

Item 9.01	Financial Statements and Exhibits.
3.1	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on June 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUOKO, INC.

/s/ Dwight Webb

Dwight Webb

President and Director

Date:	June 28, 2007